UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2013

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission

File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 5, 2013, W&T Offshore, Inc. (the “Company”) completed the first closing of its acquisition of exploration and production properties in the Gulf of Mexico from Callon Petroleum Operating Company (“Callon”), pursuant to a Purchase and Sale Agreement dated as of October 17, 2013 (the “Purchase and Sale Agreement”). The properties subject to the Purchase and Sale Agreement include a 15% working interest in the Medusa field (deepwater Mississippi Canyon blocks 538 and 582), interests in associated production facilities and various interests in other non-operated fields. The first closing includes properties that were not subject to third party preferential rights and represent a substantial portion of the reserve value of the properties that are the subject of the Purchase and Sale Agreement. Pursuant to the Purchase and Sale Agreement, a portion of the assets will be held in W&T Energy VI, LLC, a wholly-owned subsidiary of the Company.

At the first closing, the adjusted purchase price paid for the properties transferred, as reflected on the preliminary settlement statement, was approximately $76.4 million, subject to further post-effective date adjustments and the assumption of asset retirement obligations associated with these properties. The acquisition was funded from the Company’s available cash on hand and its revolving bank credit facility. A final closing is anticipated to occur by the end of November 2013 for those remaining properties subject to preferential rights that have not been exercised.

A copy of the Purchase and Sale Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements with respect to the transaction described in Item 2.01 as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the pro forma financial statements with respect to the transaction described in Item 2.01 as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement, dated as of October 17, 2013, by and among Callon Petroleum Operating Company, as Seller, and W&T Offshore, Inc., as Buyer.*

*	Pursuant to the rules of the Securities and Exchange Commission (the “Commission”), certain exhibits and schedules to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: November 7, 2013	By:	/S/ JOHN D. GIBBONS
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer